EXHIBIT 23.1

INDEPENDENT AUDITORS CONSENT OF SHEARER TAYLOR & CO.

[LETTERHEAD OF SHEARER TAYLOR & CO.]

We have issued our report dated January 31, 2000, accompanying the consolidated financial statements of First M&F Corporation incorporated by reference in the Annual Report of First M&F Corporation on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said reports in this Registration Statement on Form S-3 and to the use of our name as it appears under the caption “Experts”.

/s/ Shearer, Taylor & Co., P.A.

Ridgeland, Mississippi
July 17, 2000